UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 1, 2017

Viking Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37355	46-1073877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12340 El Camino Real, Suite 250, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 704-4660

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 1, 2017, the Board of Directors (the “Board”) of Viking Therapeutics, Inc. (the “Company”) appointed Charles A. Rowland, Jr. as a Class I director of the Company.

Charles A. Rowland, Jr., MBA, age 58, has served as a member of the board of directors of Blueprint Medicines Corporation since March 2015. From April 2016 to February 2017, Mr. Rowland served as president and chief executive officer of Aurinia Pharmaceuticals Inc., and as a member of the board of directors of Aurinia from July 2014 to February 2017. Mr. Rowland previously served as vice president and chief financial officer of ViroPharma Incorporated, an international biopharmaceutical company, from October 2008 until it was acquired by Shire plc in January 2014. Prior to joining ViroPharma, from 2006 to 2008, Mr. Rowland served as executive vice president and chief financial officer, as well as the interim co-chief executive officer, for Endo Pharmaceuticals Inc., a specialty pharmaceutical company with a primary focus in pain management. Mr. Rowland previously held positions of increasing responsibility at Biovail Pharmaceuticals, Inc., Breakaway Technologies, Inc., Pharmacia Corporation, Novartis AG and Bristol-Myers Squibb Co., each a biopharmaceutical company. Mr. Rowland joined the board of directors of Idenix Pharmaceuticals, Inc., a biopharmaceutical company, in June 2013 and served as a member of its audit committee until Idenix was acquired by Merck & Co., Inc. in August 2014. Mr. Rowland served as a member of the board of directors and chairman of the audit committee of Vitae Pharmaceuticals, Inc. from September 2014 until it was acquired by Allergan in September 2016. Since January 2015, he has served as a member of the supervisory board and chairman of the audit committee of Nabriva Therapeutics, AG, a biotechnology company based in Vienna, Austria. Mr. Rowland served as a member of the board of directors and chairman of the audit committee of BIND Therapeutics, Inc. from May 2014 to July 2016. Mr. Rowland received a B.S. in Accounting from Saint Joseph’s University and an M.B.A. with a finance concentration from Rutgers University.

In accordance with the Company’s non-employee director compensation policy (the “Director Compensation Policy”) and in connection with Mr. Rowland’s appointment to the Board, on July 1, 2017, Mr. Rowland was granted a stock option to purchase 40,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The option will vest in full one year from the date of grant, subject to Mr. Rowland’s continuous service through such date.

As a non-employee director of the Company, Mr. Rowland will also be entitled to receive cash compensation for his service on the Board and any committees to which he may be appointed, as well as (beginning in 2018) an annual stock option award, in each case in accordance with the terms of the Director Compensation Policy. The full text of the Director Compensation Policy has been filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 24, 2015 and is incorporated by reference herein.

The Company also entered into an indemnity agreement with Mr. Rowland in the same form as its standard form of indemnification agreement with its other directors.

There are no family relationships between Mr. Rowland and any director or executive officer of the Company and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person.  Mr. Rowland has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

On July 6, 2017, the Company issued a press release announcing the appointment of Mr. Rowland to the Board. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated July 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING THERAPEUTICS, INC.

Date: July 6, 2017	By:	/s/ Brian Lian, Ph. D.
Name: Brian Lian, Ph.D.
Title: President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated July 6, 2017